Exhibit 99(a)


   TEXAS  UTILITIES  COMPANY
   ENERGY PLAZA [] 1601 BRYAN STREET [] DALLAS, TEXAS 75201 [] (214) 812-4600

                                                                     NEWS
                                                                    RELEASE
   ---------------------------------------------------------------------------

          NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION
          IN OR INTO CANADA, AUSTRALIA OR JAPAN
                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------



        TEXAS UTILITIES COMPANY OFFER DECLARED UNCONDITIONAL IN ALL RESPECTS


               DALLAS, TEXAS - MAY 19, 1998 - Texas Utilities Company (NYSE:TXU) announces that its offer for The Energy Group PLC (NYSE/LSE:TEG) has been declared unconditional in all respects and will remain open for acceptance until further notice.

               By 1:00 p.m. (London time), 8:00 a.m. (New York City time) on May 19, 1998, valid acceptances of the Texas Utilities Offer had been received, and not withdrawn, in respect of a total of 222,709,601 Energy Group Shares and 9,145,695 Energy Group ADSs, representing, in aggregate, 259,292,381 Energy Group Shares or approximately 49.78% of The Energy Group's issued ordinary share capital (each Energy Group ADS represents four Energy Group Shares). Of these, elections for the Share Alternative had been received in respect of 24,768,141 Energy Group Shares (including Energy Group Shares represented by Energy Group ADSs), representing approximately 4.76% of The Energy Group's issued ordinary share capital, and elections for the Loan Note Alternative had been received in respect of 7,393,427 Energy Group Shares, representing approximately 1.42% of the said capital. An announcement setting out details of the extent, if any, to which these acceptances include those received from persons acting in concert with Texas Utilities will be made in due course.

               Except for the 7,941,233 Energy Group Shares (including Energy Group Shares represented by Energy Group ADSs), representing approximately 1.52% of The Energy Group's issued ordinary share capital, held on January 23, 1998 (being the business day prior to the commencement of the offer period) by those persons deemed to be acting in concert with Texas Utilities, neither Texas Utilities nor any persons deemed to be acting in concert with Texas Utilities held any Energy Group Shares (or rights over such shares) immediately prior to the commencement of the offer period.

               During the offer period:

          1) TU Acquisitions (a wholly owned subsidiary of Texas Utilities) has acquired 114,400,000 Energy Group Shares (representing approximately 21.96% of The Energy Group's issued ordinary share capital); and

          2) persons deemed to be acting in concert with Texas Utilities have acquired, in aggregate, 712,474 Energy Group Shares (including Energy Group Shares represented by Energy Group
               ADSs), representing approximately 0.14% of The Energy Group's issued ordinary share capital, and have disposed of, in aggregate, 1,778,521 Energy Group Shares (including Energy Group Shares represented by Energy Group ADSs), representing approximately 0.34% of the said capital, none of such acquisitions and disposals being connected with the Texas Utilities Offer.

               Except as disclosed in this announcement, neither Texas Utilities nor any persons deemed to be acting in concert with Texas Utilities have acquired or agreed to acquire any Energy Group Shares (or rights over such shares) during the offer period.

               Consequently, as at 1:00 p.m. (London time), 8:00 a.m. (New York City time) on May 19, 1998, TU Acquisitions owned, had rights over or had received valid acceptances in respect of, in aggregate, 373,692,381 Energy Group Shares (including Energy Group Shares represented by Energy Group ADSs), representing approximately 71.75% of The Energy Group's issued ordinary share capital.

               HOLDERS OF ENERGY GROUP SECURITIES ARE STRONGLY ENCOURAGED TO TENDER THEIR SECURITIES AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY NO LATER THAN MIDNIGHT (LONDON TIME), 7:00 P.M. (NEW YORK CITY TIME) ON FRIDAY, MAY 29, 1998, THE DEADLINE FOR THE PURPOSES OF CALCULATING THE SCALE DOWN RATIO FOR THE LIMITED SHARE ALTERNATIVE.

               HOLDERS OF ENERGY GROUP SECURITIES ELECTING FOR THE LIMITED SHARE ALTERNATIVE WHO DO NOT TENDER THEIR SECURITIES SO AS TO BE RECEIVED BY MIDNIGHT (LONDON TIME), 7:00 P.M. (NEW YORK CITY
          TIME) ON FRIDAY, MAY 29, 1998 WILL NOT BE A SHAREHOLDER OF RECORD ON JUNE 5, 1998 AND, THEREFORE, WILL NOT BE ENTITLED TO RECEIVE, IN RESPECT OF THEIR NEW TEXAS UTILITIES SHARES, THE DIVIDEND OF $0.55 PER SHARE OF TEXAS UTILITIES COMMON STOCK WHICH IS PAYABLE ON JULY 1, 1998.

               TEXAS UTILITIES WILL SEEK TO DELIST BOTH ENERGY GROUP SHARES AND ENERGY GROUP ADSS AT THE EARLIEST OPPORTUNITY.

               Texas Utilities Company is an investor-owned holding company for energy service companies engaged in domestic and international electric and natural gas utility services, energy marketing, telecommunications, and other energy-related services.

                                     - END -







          FOR ADDITIONAL
          INFORMATION CONTACT:          DAVID ANDERSON  OR  TIM HOGAN
                                        214/812-4641        214/812-2756
                                        DANDERSON@TU.COM    THOGAN@TU.COM

          GENERAL NEWS MEDIA CONTACTS:  JIM LAWRENCE        214/812-4073
                                        JOAN HUNTER         214/812-4071